Exhibit 99.1
Ambac Reports Third Quarter 2020 Results
NEW YORK, NY, November 9, 2020 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac"), a financial services holding company whose subsidiaries include run-off financial guarantors, Ambac Assurance Corporation ("AAC") and Ambac Assurance UK Limited ("Ambac UK"), today reported a Net Loss attributable to common stockholders of $108 million or $2.33 per diluted share and an Adjusted Loss(1) of $93 million or $2.01 per diluted share for the quarter ended September 30, 2020. This compares to a Net Loss attributable to common stockholders of $35 million or $0.77 per diluted share and an Adjusted Loss of $24 million or $0.52 per diluted share in the second quarter of 2020. Book Value per Share decreased $0.75 to $22.59 and Adjusted Book Value per Share(1) decreased $1.62 to $19.44 at September 30, 2020 from June 30, 2020.
The results for the third quarter of 2020 were primarily driven by an increase in loss and loss expense reserves due to Puerto Rico and RMBS.
Claude LeBlanc, President and Chief Executive Officer, stated, “Our results for the third quarter of 2020 reflect the evolving nature and effects of the COVID-19 pandemic on certain credits in our insured portfolio along with the resulting uncertainty and costs associated with the resolution of key exposures. Notwithstanding these challenges, we continued to materially progress our strategic priorities during the quarter."

Ambac's Third Quarter 2020 Summary Results
			Better (Worse)
($ in millions, except per share data)	3Q2020	2Q2020	Amount	Percent
Net premiums earned	$15	$11	$4	34%
Net investment income	37	52	(15)	(29)%
Net realized investment gains (losses)	2	10	(8)	(80)%
Net gains (losses) on derivative contracts	7	2	5	258%
Losses and loss expenses (benefit)	83	16	(68)	(435)%
Operating expenses	23	21	(2)	(10)%
Interest expense	50	58	9	15%
Insurance intangible amortization	14	14	—	(1)%
Provision for income taxes	—	2	3	104%
Net income (loss) attributable to Common Stockholders	(108)	(35)	(72)	(204)%
Net income (loss) per diluted share	$(2.33)	$(0.77)	$(1.56)	(203)%
Adjusted earnings (loss) [1]	(93)	(24)	(69)	(286)%
Adjusted earnings (loss) per diluted share [1]	$(2.01)	$(0.52)	$(1.49)	(287)%
Total Ambac Financial Group, Inc. stockholders' equity	1,035	1,069	(34)	(3)%
Total Ambac Financial Group, Inc. stockholders' equity per share	$22.59	$23.34	$(0.75)	(3)%
Adjusted book value [1]	891	965	(74)	(8)%
Adjusted book value per share [1]	$19.44	$21.06	$(1.62)	(8)%
Weighted-average diluted shares outstanding (in millions)	46	46	—	—%
(1) See Non-GAAP Financial Data section of this press release for further information.
(2) Some financial data in this press release may not add up due to rounding

Net Premiums Earned
During the third quarter of 2020, net premiums earned were $15 million compared to $11 million in the second quarter of 2020, including accelerated premiums earned of $5 million in the third quarter of 2020 compared to $1 million in the second quarter of 2020. The increase in accelerated premiums earned were driven by the termination of an international credit during the third quarter of 2020.
Net Investment Income (Loss) and Net Realized Investment Gains
Net investment income for the third quarter of 2020 was $37 million compared to $52 million for the second quarter of 2020. Net investment income (loss) consists of interest and net discount accretion on fixed income securities classified as available-for-sale and net gains (losses) on pooled investment funds, including changes in fair value of the funds' net assets.
Net investment income in the third quarter of 2020 was driven by gains on pooled investment funds of $13 million compared to gains of $26 million for the second quarter of 2020. Ambac's portfolio of pooled funds primarily consist of investments in asset-backed securities, equities, high-yield, leveraged loans and private credit, including through hedge funds. Gains for the third quarter of 2020 reflect the continued price recovery on asset classes most significantly impacted in the first quarter by financial market impact of the COVID-19 pandemic. These include hedge funds and funds investing in high-yield bonds, leveraged loans and equities. Third quarter gains on pooled investment funds were down from second quarter 2020 due to the particularly strong second quarter results in most major asset categories, partially offset by gains on additional third quarter investments in hedge funds.
Net investment income on available-for-sale securities for the third quarter of 2020 was $24 million compared to $26 million for the second quarter of 2020.
Net realized investment gains were $2 million for the third quarter of 2020 and $10 million for the second quarter of 2020, with the third quarter driven by net gains on sales of certain available-for-sale securities partially offset by foreign exchange losses.
Losses and Loss Expenses and Loss Reserves
Losses and loss expenses ("Insured Losses") for the third quarter of 2020 were $83 million, compared to $16 million for the second quarter of 2020.
The following table provides Insured Losses (Benefit) by bond type for the three-month periods ended September 30, 2020 and June 30, 2020:

	Three Months Ended
($ in millions)	September 30, 2020	June 30, 2020
RMBS	$27	$(35)
Domestic public finance	43	42
Student loan	6	4
Ambac UK and other credits	8	5
Total losses and loss expenses	$83	$16
RMBS Insured Losses of $27 million in the third quarter of 2020, were the result of higher expected losses, driven by the global recession as a result of the COVID-19 pandemic, and incremental loss expenses driven by increased representation and warranty litigation costs. The RMBS Insured Benefit of $35 million in the second quarter of 2020 was primarily driven by the favorable impact of lower interest rates on expected excess spread.
Domestic public finance Insured Losses were $43 million in the third quarter of 2020, largely due to an increase in Puerto Rico reserves related to higher loss expenses and assumption changes. Domestic public finance Insured Losses in second quarter of 2020, were $42 million due to similar factors as the third quarter.
During the third quarter of 2020 Insured Losses paid (net of reinsurance) were $77 million which included $109 million of loss and expense payments, partially offset by $32 million of subrogation received. During the second quarter of 2020, Insured Losses paid (net of reinsurance) were $22 million which included $53 million of loss and expense payments, partially offset by $31 million of subrogation received. The increase in losses paid in the third quarter relative to the second quarter related to claim payments on Puerto Rico insured bonds.
Loss and loss expense reserves (gross of reinsurance) were $(393) million at September 30, 2020, and $(401) million at June 30, 2020, which were net of $1.757 billion and $1.757 billion, respectively, of estimated subrogation recoveries related to AAC's pursuit of legal remedies to seek redress for breaches of RMBS representations and warranties.
The following table provides loss and loss expense reserves (gross of reinsurance) by bond type at September 30, 2020, and June 30, 2020:

($ in millions)	September 30, 2020	June 30, 2020
RMBS	$(1,462)	$(1,499)
Domestic public finance	736	799
Student loans	233	229
Ambac UK and other credits	20	13
Loss expenses	80	57
Total loss and loss expense reserves	$(393)	$(401)
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $7 million for the third quarter of 2020 were driven by positive counterparty credit adjustments and slightly higher interest rates. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
Expenses
Operating expenses for the third quarter of 2020 were $23 million compared to $21 million in the second quarter of 2020. The increase in operating expenses was primarily due to higher variable compensation costs and lower internal costs capitalized for software implementation.
Interest expense for the third quarter of 2020 decreased $9 million to $50 million from $58 million in the second quarter of 2020. The decrease was primarily the result of lower discount accretion on surplus notes, the redemption of $26 million of the Ambac Note on June 30, 2020 and lower reset rates on the Ambac Note during the third quarter of 2020.

Total Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at September 30, 2020, decreased 3% to $1.03 billion, or $22.59 per share compared to $1.07 billion or $23.34 per share as of June 30, 2020, driven by the net loss of $108 million, partially offset by net unrealized gains on securities of $42 million and foreign exchange translation gains of $29 million.
Financial Guarantee Insured Portfolio
The financial guarantee insurance portfolio net par amount outstanding declined 1.5% during the quarter ended September 30, 2020, to $34.8 billion from $35.3 billion at June 30, 2020.
The public finance insured portfolio decreased $0.4 billion and the structured finance portfolio decreased $0.3 billion primarily due to natural runoff and active de-risking. The international insured portfolio increased $0.2 billion primarily due to the weakening of the U.S. dollar, causing an increase of $0.5 billion, partially offset by active de-risking activities.
Adversely Classified and Watch List Credits decreased in the third quarter of 2020 by $0.5 billion or 3% to $13.5 billion at September 30, 2020, from $14.0 billion at June 30, 2020, due to natural runoff and de-risking activity. Excluding the impact of foreign exchange rates, Adversely Classified and Watch List Credits would have decreased $0.6 billion or 4% in the third quarter.

Details of financial guarantee insurance portfolio are highlighted in the below table.

Net Par Outstanding	September 30, 2020	June 30, 2020
By Sector:
Public finance	46%	47%
Structured Finance	19%	19%
International	35%	34%
By Financial Guarantor:
Ambac Assurance	68%	69%
Ambac UK	32%	31%
Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company currently reports two non-GAAP financial measures: Adjusted Earnings and Adjusted Book Value. The most directly comparable GAAP measures are net income attributable to common stockholders for Adjusted Earnings and Total Ambac Financial Group, Inc. stockholders’ equity for Adjusted Book Value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We are presenting these non-GAAP financial measures because they provide greater transparency and enhanced visibility into the underlying drivers of our business. Adjusted Earnings and Adjusted Book Value are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments; which is subject to change.
The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
Adjusted Earnings (Loss). Adjusted Earnings (Loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Non-credit impairment fair value (gain) loss on credit derivatives: Elimination of the non-credit impairment fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated credit losses. Such fair value adjustments are affected by, and in part fluctuate with changes in market factors such as interest rates and credit spreads, including the market’s perception of Ambac’s credit risk (“Ambac CVA”), and are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for consistent with the Financial Services – Insurance Topic of ASC, whether or not they are subject to derivative accounting rules.
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted Loss was $93 million, or $2.01 per diluted share, for the third quarter 2020 as compared to Adjusted Loss of $24 million or $0.52 per diluted share, for the second quarter of 2020.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, Adjusted Earnings (Loss), for the three-month periods ended September 30, 2020, and June 30, 2020, respectively:

	Three Months Ended
	September 30, 2020		June 30, 2020
($ in millions, other than per share data)	$ Amount	Per Diluted Share	$ Amount	Per Diluted Share
Net income (loss) attributable to common stockholders	$(108)	$(2.33)	$(35)	$(0.77)
Adjustments:
Non-credit impairment fair value (gain) loss on credit derivatives	—	—	(1)	(0.01)
Insurance intangible amortization	14	0.29	14	0.30
Foreign exchange (gains) losses	1	0.03	(2)	(0.04)
Adjusted Earnings (loss)	$(93)	$(2.01)	$(24)	$(0.52)
Weighted-average diluted shares outstanding (in millions)		46.2		46.2
Adjusted Book Value. Adjusted Book Value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in Adjusted Book Value when realized.
Adjusted Book Value was $0.89 billion, or $19.44 per share, at September 30, 2020, as compared to $0.96 billion, or $21.06 per share, at June 30, 2020. The decrease in Adjusted Book Value for the third quarter of 2020 was primarily attributable to the Adjusted Loss (net of earned premium), partially offset by the impact of changes in foreign exchange rates.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure Adjusted Book Value as of each date presented:

	September 30, 2020		June 30, 2020
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFGI Stockholders' Equity (Deficit)	$1,035	$22.59	$1,069	$23.34
Adjustments:
Non-credit impairment fair value losses on credit derivatives	1	0.02	1	0.03
Insurance intangible asset	(383)	(8.36)	(392)	(8.57)
Net unearned premiums and fees in excess of expected losses	389	8.50	396	8.63
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(152)	(3.31)	(109)	(2.38)
Adjusted book value	$891	$19.44	$965	$21.06
Shares outstanding (in millions)		45.8		45.8
Earnings Call and Webcast
On November 10, 2020 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's third quarter 2020 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through November 24, 2020, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13711301
Please note that we will conduct  the earnings call from remote locations.  In the event of a technical disruption in telecommunications, we may need to terminate the call early.  Should that happen, we will provide a complete audio recording of our prepared remarks on Ambac's website and, as always, accept questions through our Investor Relations department.
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”), headquartered in New York City, is a financial services holding company whose principal subsidiaries, Ambac Assurance Corporation and Ambac Assurance UK Limited, are financial guarantors currently in runoff. Outstanding policies include financial guarantees of public finance and structured finance obligations in the public and private sectors globally. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation ("Ambac Assurance") and its subsidiaries or from transactions or opportunities apart from Ambac Assurance and its subsidiaries, including new business initiatives; (3) changes in Ambac’s estimated representation and warranty recoveries or loss reserves over time; (4) failure to recover claims paid on Puerto Rico exposures or incurrence of losses in amounts higher than expected; (5) adverse effects on AFG’s share price resulting from future offerings of debt or equity securities that rank senior to AFG’s common stock; (6) potential of rehabilitation proceedings against Ambac Assurance; (7) dilution of current shareholder value or adverse effects on AFG’s share price resulting from the issuance of additional shares of common stock; (8) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (9) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers, including an increased risk of loss on revenue bonds of distressed public finance issuers due to judicial decisions adverse to revenue bond holders; (10) Ambac's inability to realize the expected recoveries included in its financial statements; (11) insufficiency or unavailability of collateral to pay secured obligations; (12) credit risk throughout Ambac’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including obligations of the Commonwealth of Puerto Rico and its instrumentalities and agencies) and exposures to reinsurers; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) the risk that the Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (15) risks associated with adverse selection as Ambac’s insured portfolio runs off; (16) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (17) disagreements or disputes with Ambac's insurance regulators; (18) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (19) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (20) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (21) Ambac may not be able to generate the significant amount of cash needed to service its debt and financial obligations, and may not be able to refinance its indebtedness; (22) restrictive covenants in agreements and instruments may impair Ambac's ability to pursue or achieve its business strategies; (23) loss of control rights in transactions for which we provide insurance due to a finding that Ambac has defaulted; (24) the impact of catastrophic environmental or natural events, including catastrophic public health events like the COVID-19 pandemic, on significant portions of our insured and investment portfolios; (25) adverse tax consequences or other costs resulting from the characterization of Ambac Assurance’s surplus notes or other obligations as equity; (26) risks attendant to the change in composition of securities in Ambac’s investment portfolio; (27) changes in prevailing interest rates; (28) the expected discontinuance of the London Inter-Bank Offered Rate; (29) factors that may influence the amount of installment premiums paid to Ambac; (30) default by one or more of Ambac's portfolio investments, insured issuers or counterparties; (31) market risks impacting assets in the Ambac’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (32) risks relating to determinations of amounts of impairments taken on investments; (33) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on Ambac’s business, operations, financial position, profitability or cash flows; (34) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (35) system security risks, data protection breaches and cyber attacks; (36) changes in accounting principles or practices that may impact Ambac’s reported financial results; (37) the economic and regulatory impact of “Brexit”; (38) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (39) Ambac’s financial position that may prompt departures of key employees and may impact the its ability to attract qualified executives and employees; (40) fluctuations in foreign currency exchange rates could adversely impact the insured portfolio in the event of loss reserves or claim payments denominated in a currency other than US dollars and the value of non-US dollar denominated securities in our investment portfolio; and (41) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
($ in millions, except share data)	September 30, 2020	June 30, 2020
Revenues:
Net premiums earned	$15	$11
Net investment income:
Securities available-for-sale and short-term	24	26
Other investments	14	27
Total net investment income	37	52
Net realized investment gains	2	10
Net gains (losses) on derivative contracts	7	2
Other income	2	—
Income on variable interest entities	—	—
Total revenues	62	75
Expenses:
Losses and loss expense	83	16
Insurance intangible amortization	14	14
Operating expenses	23	21
Interest expense	50	58
Total expenses	170	108
Pre-tax income (loss)	(108)	(33)
Provision for income taxes	—	2
Net income (loss) attributable to common stockholders	$(108)	$(35)

Net income (loss) per basic share	$(2.33)	$(0.77)
Net income (loss) per diluted share	$(2.33)	$(0.77)

Weighted-average number of common shares outstanding:
Basic	46,178,730	46,166,666
Diluted	46,178,730	46,166,666

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Nine Months Ended September 30,
($ in millions, except share data)	2020	2019
Revenues:
Net premiums earned	$36	$46
Net investment income:
Securities available-for-sale and short-term	80	161
Other investments	(11)	25
Total net investment income	69	186
Net realized investment gains	20	71
Net gains (losses) on derivative contracts	(61)	(61)
Other income	2	133
Income on variable interest entities	3	30
Total revenues	68	406
Expenses:
Losses and loss expense	216	(84)
Insurance intangible amortization	41	280
Operating expenses	67	80
Interest expense	172	202
Total expenses	495	478
Pre-tax income (loss)	(427)	(72)
Provision for income taxes	(5)	33
Net income (loss) attributable to common stockholders	$(423)	$(106)

Net income (loss) per basic share	$(9.16)	$(2.30)
Net income (loss) per diluted share	$(9.16)	$(2.30)

Weighted-average number of common shares outstanding:
Basic	46,135,399	45,939,284
Diluted	46,135,399	45,939,284

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	September 30, 2020	June 30, 2020
Assets:
Investments:
Fixed income securities, at fair value (amortized cost: $2,176 and $2,126)	$2,311	$2,218
Short-term investments pledged as collateral, at fair value (amortized cost: $152 and $155)	152	155
Short-term investments, at fair value (amortized cost: $586 and $691)	586	692
Other investments (includes $453 and $352 at fair value)	502	401
Total investments (net of allowance for credit losses of $0 and $0)	3,551	3,466
Cash and cash equivalents	37	17
Restricted cash	10	15
Premiums receivable (net of allowance for credit losses of $18 and $16)	372	392
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	37	36
Deferred ceded premium	73	75
Subrogation recoverable	2,194	2,215
Derivative assets	95	97
Current taxes	2	18
Insurance intangible asset	383	392
Other assets	60	145
Variable interest entity assets:
Fixed income securities, at fair value	3,160	3,041
Restricted cash	2	2
Loans, at fair value	2,783	2,787
Derivative assets	53	61
Other assets	1	2
Total assets	$12,812	$12,761
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$468	$492
Loss and loss expense reserves	1,801	1,814
Ceded premiums payable	27	27
Deferred taxes	28	24
Long-term debt	2,737	2,749
Accrued interest payable	499	474
Derivative liabilities	126	134
Other liabilities	91	83
Variable interest entity liabilities:
Long-term debt (includes $4,002 and $3,953 at fair value)	4,169	4,125
Derivative liabilities	1,771	1,709
Total liabilities	11,718	11,632

Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 45,865,081 and 45,865,081	—	—
Additional paid-in capital	240	237
Accumulated other comprehensive income	22	(48)
Retained earnings	773	881
Treasury stock, shares at cost: 55,942 and 56,825	(1)	(1)
Total Ambac Financial Group, Inc. stockholders’ equity	1,035	1,069
Noncontrolling interest	60	60
Total stockholders’ equity	1,095	1,129
Total liabilities and stockholders’ equity	$12,812	$12,761